EXHIBIT 10.13

LEASE AGREEMENT

between

SCM PROPERTIES, LLC

A Delaware limited liability company

as “Landlord”

and

INFINERA CORPORATION

A Delaware corporation

as “Tenant”

-i-

TABLE OF CONTENTS

(continued)

-ii-

INDEX OF DEFINED TERMS

Additional Rent	5	Interest Rate	28
Affiliate	22	L/C	7
Alterations	12	Landlord	3
Award	20	Laws	8
Broker	34	Life Safety Contract	14
Building	3	Mortgagee	30
Building Rules	33	Operating Costs	4
Building Systems	8	Parking Area	3
Claims	16	Permitted Hazardous Materials	10
Commencement Date	3	Permitted Use	8
Condemnation	20	Premises	3
Condemnor	20	Project	3
Construction Rider	3	Property	3
Controls	15	Proposed Transferee	22
Date of Condemnation	20	Remediation Actions	11
Encumbrance	30	rent	6
Entrance Assessment	11	Rental Tax	15
Environmental Losses	10	Representatives	9
Environmental Requirements	9	Security Deposit	7
Event of Default	24	Service Failure	15
Exit Assessment	11	Taxes	5
Expiration Date	3	Tenant	3
Extension Option	36	Tenant Improvements	12
Extension Period	36	Tenant’s Taxes	15
Fair Market Base Rental	37	Term	3
Fees	32	Trade Fixtures	13
Handled by Tenant	9	Transfer	21
Handling by Tenant	9	Transferee	23
Hazardous Materials	9	Utility Services	15
HVAC	8	Visitors	9
HVAC Contract	13

BASIC LEASE INFORMATION

Lease Date:	The date of this Lease is July 17, 2006

Landlord:	SCM PROPERTIES, LLC, a Delaware limited liability company

Tenant:	INFINERA CORPORATION, a Delaware corporation

Premises	169 W. Java Drive, Sunnyvale, California

Term:	Sixty-one (61) full calendar months (plus any partial month at the beginning of the Term)

Commencement Date:	July 17, 2006.

Expiration Date:	The last day of the sixty-first (61st) full calendar month in the Term

Base Rent:	Months:	Rent:
	01-07 08/01/2006 – 02/28/2007	$0.00
	08-13 03/01/2007 – 08/31/2007	$26,250.00
	14-25 09/01/2007 – 08/31/2008	$55,352.00
	26-37 09/01/2008 – 08/31/2009	$57,868.00
	38-49 09/01/2009 – 08/31/2010	$60,384.00
	50-61 09/01/2010 – 08/31/2011	$62,900.00

Security Deposit:	$350,000.00 (subject to reduction; see Section 4)

Landlord’s Address for Payment of Rent:	SCM Properties, LLC 2180 Sand Hill Road, Suite 340 Menlo Park, CA 94025 Attn: Candice U. Hamilton

Landlord’s Address for Notices:

SCM Properties, LLC
2180 Sand Hill Road, Suite 340
Menlo Park, CA 94025
Attn: Michael R. Uytengsu

With a copy to:

Stephen R. Barbieri
Law Office of Stephen R. Barbieri
214 Grant Avenue, Suite 400
San Francisco, CA 94108

Tenant’s Address for Notices:	Infinera Corporation 1322 Bordeaux Drive Sunnyvale, CA 94089 Attn: General Counsel’s Office

Broker(s):	TENANT: Mr. Steve Levere and Mr. Richard Branning of Trammel Crow Company LANDLORD: Mr. Steve Pace and Mr. Dan Hollingsworth of CPS CORFAC International

Exhibits:
Exhibit A:	The Premises

Exhibit B:	Construction Rider

Exhibit C:	Building Rules

Exhibit D:	Legal Description of Property

Exhibit E:	Form of Letter of Credit

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord is the owner of that certain real property located at 169 W. Java Drive, Sunnyvale, California, in the County of Santa Clara (the “Property”), as more particularly described on Exhibit D attached hereto, comprising a portion of the Moffet Industrial Park. Landlord is also the owner of 111 W. Java Drive and 140 Caspian Court, which collectively with the Property are referred to herein as the “Project”. Landlord has constructed on a portion of the Property that certain building consisting of approximately 50,320 rentable square feet (the “Building”) and that certain parking lot (the “Parking Area”). Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the space identified in the Basic Lease Information as the Premises (the “Premises”), consisting of the entire Building, the Parking Area, and the Property (including the landscaped portions of the Property). The approximate configuration of the Project and the location of the Premises, the Parking Area and the Property are shown on Exhibit A. Landlord and Tenant agree that the number of rentable square feet of the Premises is an estimate and that such number shall not be construed to be a representation or warranty by Landlord as to the exact rentable square footage of the Premises.

2. TERM; CONDITION OF PREMISES.

2.1 Lease Term. The term of this Lease (the “Term”) shall commence on the Commencement Date set forth in the Basic Lease Information (the “Commencement Date”) and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the “Expiration Date”); provided, however, if Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. No delay in delivery of possession shall operate to extend the initial term hereof. If, however Landlord has not delivered possession of the Premises for any reason on or before July 19, 2006, then the date Tenant is otherwise obliged to commence payment of rent shall be delayed by one (1) day for each day that possession is delayed beyond July 19, 2006. If the Commencement Date has not occurred for any reason whatsoever on or before August 1, 2006, then, Tenant may terminate the Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.

2.2 Condition of Premises. Except as set forth in the Construction Rider attached hereto as Exhibit B (the “Construction Rider”): (i) Tenant shall accept the Premises in their “AS IS” and “WHERE IS” condition as of the Commencement Date, subject to all applicable Laws; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, other than payment of Rent. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.

2.3 Notwithstanding the provisions of Section 2.2 of this Lease to the contrary, Landlord agrees that, as of the Commencement Date, the Building Systems will be in good operating condition, the Building’s roof will be in weather tight condition, and the Building will be in broom clean condition, provided however, that Landlord’s only responsibility for repair or replacement of the Building Systems and the Building’s roof, under the provisions of this Section 2.3 shall apply to defects or deficiencies in the Building Systems or the Building’s roof of which Tenant notifies Landlord in writing within the first sixty (60) days of the Lease Term.

3. RENT.

3.1 Triple Net Lease. Landlord and Tenant acknowledge and agree that this Lease is intended to be “triple-net” to Landlord such that Tenant shall be required to pay the following: (i) Base Rent, which shall be paid to Landlord in accordance with terms below; (ii) Additional Rent, which includes insurance maintained by Landlord, Taxes paid by Landlord, and other Operating Costs, which costs will be reimbursed by Tenant to Landlord in accordance with the terms below; and (iii) all additional amounts required to operate, maintain and occupy the Premises (including, without limitation the Utility Services) which shall be paid directly by Tenant.

3.2 Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month. Any change in Base Rent provided for in the Basic Lease Information by reference to years or months (without specifying particular dates) will take effect on the applicable annual or monthly anniversary of the Commencement Date.

3.3 Additional Rent.

(a) Definitions.

(1) “Operating Costs” means all reasonable costs of managing, operating, maintaining and repairing the Property actually incurred by Landlord, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Premises; (B) compensation (including employment taxes and fringe benefits) for persons below the level of project manager who perform duties in connection with the operation, management, maintenance and repair of the Premises, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Premises; (C) “all risk” property (including coverage for earthquake if carried by Landlord as required by Landlord’s lender), flood, liability, rental income and other insurance relating to the Premises, and expenditures for deductible amounts paid under such insurance; (D) licenses, permits and inspections; (E) complying with the requirements of any Law (as defined below); (F) amortization of capital improvements required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (G) an office in the Project for the management of the Premises, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (H) property management fees (not to exceed three percent (3%) of Base Rent); (I) accounting, legal and other professional services incurred in connection with the operation of the Premises and the calculation of Operating Costs and Taxes; (J) a reasonable allowance for depreciation on machinery and equipment used to maintain the Premises and on other personal property owned by Landlord in the Premises; (K) reasonably contesting the validity or applicability of any Laws that may affect the Premises; (L) the Building’s equitable share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Area and any common areas of the Project; (M) landscaping; and (N) any other reasonable cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Premises.

Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building or rent under any ground lease of the Property; (iv) costs of improvements for Tenant or other tenants of the Project; (v) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or the Project or enforcing such leases; (vi) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (vii) expense reserves; (viii) costs, fines or penalties incurred due to the violation of any Law by Landlord or by any other Tenant of the Project, or by their respective agents, employees or contractors; (ix) costs of any renovation, improvement, painting or redecorating of any portion of the Project not made available for Tenant’s use; (xi) costs incurred in connection with marketing or advertising the Project; and (xii) lease payments and costs for machinery and equipment such as air conditioners and elevators not providing service to the Building (xii) costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release of the Hazardous Material in violation of this Lease.

(2) “Taxes” means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Premises; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Premises; personal property taxes assessed on the personal property of Landlord used in the operation of the Premises; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Premises or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as “Tenant’s Taxes” (as defined in Section 8—Tenant’s Taxes), “Tenant’s Taxes” shall be excluded from Taxes. “Taxes” shall not include any tax or assessment expense or any increase thereof (i) levied on Landlord’s rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term then available; (iii) imposed on land and improvements other than the Project; or (iv) attributable to Landlord’s net income, inheritance, gift, estate or state taxes.

(b) Additional Rent.

(1) Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term the sum of (x) the amount of Operating Costs for such period, and (y) the amount of Taxes for such period. In addition, Tenant shall pay (without duplication) its proportional share of any Operating Costs that are related to the Project as a whole.

(2) Prior to the end of each calendar year, Landlord shall notify Tenant of Landlord’s reasonable estimate of Tenant’s Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3) Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing the actual Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord’s statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord’s statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord’s statement, nor shall any failure of Landlord to deliver Landlord’s statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on Landlord’s statement.

(4) If Tenant’s Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within fifteen (15) days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for such year, Tenant’s excess payment shall be credited toward the Rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant’s Additional Rent for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within fifteen (15) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

(5) If for any reason Taxes for any year during the Term are increased, Tenant’s Additional Rent shall be adjusted accordingly. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term.

(6) Notwithstanding anything to the contrary herein, Tenant’s obligation to pay Additional Rent shall commence on the first (1st) day of the fourth (4th) month of the Lease Term, and Tenant shall have no obligation to pay Additional Rent allocable to any periods prior thereto.

3.4 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest (collectively, “Rent”), shall constitute Rent and shall be payable and recoverable as Rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within fifteen (15) days after notice from Landlord of the amounts due. All Rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT.

4.1 Initial Security Deposit. On execution of this Lease, Tenant shall deposit with Landlord a clean, unconditional, irrevocable letter of credit (“L/C”) issued by a major money-center bank or other bank reasonably acceptable to Landlord, in substantially the form attached hereto as Exhibit E in the amount specified in the Basic Lease Information as the Security Deposit (the “Security Deposit”), as security for the performance of Tenant’s obligations under this Lease. Landlord approves Silicon Valley Bank as an issuer of the L/C. Tenant shall maintain the L/C from the date of Tenant’s execution of this Lease through the sixtieth (60th) day following the later of: (i) the Expiration Date of this Lease (as such date may be extended pursuant to Section 39), and (ii) the surrender of the Premises by Tenant in accordance with this Lease. If Tenant fails to pay Rent or other charges when due hereunder, otherwise commits an Event of Default or fails to perform any of Tenant’s obligations hereunder Landlord may draw upon the L/C (in whole or in part) and use the funds drawn down toward such payment or to cure such Event of Default or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. In such event, Tenant shall provide Landlord with a new L/C in an amount sufficient to replenish the Security Deposit.

Tenant’s failure to provide and keep the L/C in full force and effect and otherwise in accordance with the terms of this Section 4 shall constitute a material breach of this Lease. Tenant hereby waives any and all rights of Tenant under the provisions of California Civil Code section 1950.7 with respect to the L/C, any amounts drawn thereupon, and any other security deposits made by Tenant in accordance with other provisions of this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

4.2 Reduction of Security Deposit. Tenant shall have the right to have the Security Deposit reduced (as hereinafter provided) at any time if (i) Tenant has not, prior to the date of reduction, committed an Event of Default and (ii) either (a) Tenant has completed an initial public offering raising net proceeds in a minimum, aggregate amount of $50,000,000 or (b) Tenant has achieved and maintained Net Income Profitability (as hereinafter defined). Tenant may request such reduction by a written request to Landlord furnishing Landlord with satisfactory evidence and documentation that it has satisfied the conditions set forth above. Upon Landlord’s review and reasonable approval of such documentation (including such additional documentation as Landlord shall reasonably request to confirm satisfaction of such conditions), Tenant’s Security Deposit shall be reduced as hereinafter provided. Following Landlord’s approval, Tenant shall deliver to Landlord a replacement clean, unconditional, irrevocable L/C in the amount of One Hundred Sixty-Six Thousand Fifty-Six Dollars ($166,056.00), whereupon Landlord shall return the previously retained L/C to Tenant and thereafter the Security Deposit required under this Lease shall be reduced to One Hundred Sixty-Six Thousand Fifty-Six Dollars ($166,056.00), which amount Landlord shall hold for the balance of the Term in accordance with this Section 4. Alternatively, Landlord and Tenant shall cooperate reasonably to amend the then-existing L/C to reduce the amount thereof to One Hundred Sixty-Six Thousand Fifty-Six Dollars ($166,056.00). For purposes of this paragraph 4.2, “Net Income Profitability” shall mean that Tenant shall have achieved net profitability (i.e., revenues exceeding expenses) for at least a six month consecutive period, as demonstrated by audited financial statements provided by Tenant to Landlord, all as determined in accordance with generally accepted accounting principles (GAAP) and as reviewed and approved by Landlord in its reasonable discretion. Notwithstanding the foregoing, if Tenant achieves Net Income Profitability and the Security Deposit is reduced, Tenant shall continue to provide quarterly financial statements to Landlord and if Tenant fails to maintain Net Income Profitability for two consecutive quarters, and Tenant has not completed the initial public offering described in clause (a) above, then the Security Deposit shall promptly be increased to the original amount set forth in the Basic Lease Information and Tenant shall provide a new L/C in an amount sufficient to maintain such original amount.

5. USE AND COMPLIANCE WITH LAWS.

5.1 Use. The Premises shall be used and occupied for general business office and for research and development and for no other use or purpose (the “Permitted Use”) without Landlord’s prior consent, such consent not to be unreasonably withheld, conditioned or denied. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the “Building Rules” (as defined in Section 27—Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of any insurance policy covering the Premises or any part thereof. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause an increase in the existing premium for, any insurance policy covering the Premises or any part thereof unless Tenant agrees to pay for such increase. Tenant shall, at Tenant’s sole cost and expense, comply with all requirements of Landlord’s insurance carriers that relate to Tenant’s use of the Premises. Tenant shall, at Tenant’s sole cost and expense, comply with all requirements of Landlord’s insurance carriers that relate to the Premises. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Project. Without limiting the foregoing, the Premises shall not be used for educational activities (other than training of Tenant’s employees and customers), practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use). Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors or the roof structure of the Premises or the Building or any of the heating, ventilating and air-conditioning (“HVAC”), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building (“Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical equipment which can be accommodated by the then-existing utility systems of the Building; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

5.2 Except as otherwise provided in Sections 7 and 12 hereof, Tenant shall, at Tenant’s sole cost, promptly comply with all laws, statutes, ordinances, rules, regulations, orders, recorded covenants and restrictions, and requirements of all municipal, state, and federal authorities now or later in force, including, but not limited to, all provisions of the Americans with Disabilities Act (“ADA”) any requirements of Title 24 of the California Code of Regulations, the requirements of any board of fire underwriters or other similar body now or in the future constituted, and the direction or occupancy certificate issued by public officers (collectively the “Laws”), insofar as they relate to the condition, occupancy and use of the Premises, the construction of the Tenant Improvements and the construction of any future Alterations, including but not limited to the correction or remediation of a violation arising out of or in connection with the construction of Tenant Improvements or other Alterations done by or on behalf of Tenant or which violation arises out of or results from the actions of Tenant or any of Tenant’s Representatives or Visitors. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant that Tenant has violated any Law in the condition, use, or occupancy of the Premises, will be conclusive of that fact as between Landlord and Tenant.

5.3 Hazardous Materials.

(a) Definitions.

(1) “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Law, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq.; the Clean Water Act, also known as the Federal Water Pollution Control Act (FWPCA), 33 U.S.C. §1251 et seq.; the Toxic Substances Control Act (TSCA), 15 U.S.C. §2601 et seq.; the Hazardous Materials Transportation Act (HMTA), 49 U.S.C. §1801 et seq.; the Insecticide, Fungicide, Rodenticide Act, 7 U.S.C. §136 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. §6901 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f et seq.; the Solid Waste Disposal Act, 42 U.S.C. §6901 et seq.; the Surface Mining Control and Reclamation Act, 30 U.S.C. §1201 et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §655 and 657; the California Underground Storage of Hazardous Substances Act, H & S C §25280 et seq.; the California Hazardous Substances Account Act, H & S C §25300 et seq.; the California Hazardous Waste Control Act, H & S C §25100 et seq.; the California Safe Drinking Water and Toxic Enforcement Act, H & S C §24249.5 et seq.; the Porter-Cologne Water Quality Act, Water Code §13000 et seq.; any amendments of or regulations promulgated under the statutes cited above and any other federal, state, or local law, statute, ordinance, or regulation now in effect or later enacted that pertains to occupational health or industrial hygiene, or the regulation or protection of the environment, including ambient air, soil, soil vapor, groundwater, surface water, or land use, or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2) “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3) “Handled by Tenant” and “Handling by Tenant” shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, “Representatives”) or its guests, customers, invitees, or visitors (collectively, “Visitors”), at or about the Premises in connection with or involving Hazardous Materials.

(4) “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or the Project.

(b) Tenant’s Covenants. No Hazardous Materials shall be Handled by Tenant at or about the Premises or Property without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies (“Permitted Hazardous Materials”), may be used and stored at the Premises without Landlord’s prior written consent, provided that Tenant’s activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant’s Representatives and Visitors, and all of Tenant’s obligations under this Section (including its indemnification obligations under paragraph (e) and (g) below) shall survive the expiration or termination of this Lease.

(c) Compliance. Tenant shall at Tenant’s expense promptly take all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant’s quiet enjoyment of the Property or Landlord’s use, operation, leasing and sale of the Property or the Project. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord’s administrative costs) in connection therewith shall be payable by Tenant on demand.

(d) Landlord’s Rights. Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (subject to Tenant’s reasonable security measures and operating procedures) (i) to confirm Tenant’s compliance with the provisions of this Section 5.3, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e) Tenant’s Indemnification. Tenant agrees to indemnify, defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant’s failure to comply in full with all Environmental Requirements with respect to the Premises.

(f) Landlord has provided to Tenant and Tenant has approved that certain REPORT – PHASE I ENVIRONMENTAL REVIEW, prepared by MJO Earthscience Services Inc., dated June 30, 2006, identified as Project No. OL064-2.1, together with the schedules and exhibits attached thereto, covering, inter alia, the Premises (the “Entrance Assessment”).

(g) Within fifteen (15) days after vacating the Premises, Tenant shall perform, at Tenant’s sole cost and expense, a Phase I Environmental Site Assessment covering the Premises and the Property as necessary to bring current the Entrance Assessment prepared by a reputable environmental consulting firm acceptable to Landlord in Landlord’s sole discretion (the “Exit Assessment”), provided, however, that the firm which issues the Entrance Assessment shall be acceptable to Landlord for purposes of issuing the Exit Assessment, so long as such firm remains licensed and in good standing within its industry. In the event that the Exit Assessment discloses contamination of the Property or the Premises resulting from or arising out of causes other than (i) the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Premises prior to Tenant’s occupancy of the Premises or (ii) the off site migration of Hazardous Materials onto or under the Premises, occurring prior to, during or after Tenant’s occupancy of the Premises, Tenant shall, at Tenant’s cost and expense, immediately commence and diligently pursue to completion the remediation of such contamination as well as such other actions as may be recommended by the Exit Assessment (collectively, “Remediation Actions”). Tenant acknowledges and agrees that Remediation Actions that extend beyond the termination or sooner expiration of this Lease may cause Landlord to sustain lost rental income. Accordingly, if Remediation Actions extend beyond the termination or sooner expiration of this Lease, to the extent the delay is attributable to Tenant’s performance of its obligations under this Lease, then Tenant shall pay to Landlord an amount equal to the Holdover Rent for the entire Premises for the period during which such Remediation Actions extend beyond the termination or sooner expiration of this Lease. Nothing contained herein shall limit or restrict any liability of Tenant for the completion of the Remediation Actions in accordance with applicable law and the recommendations of the Exit Assessment, nor shall anything herein serve to limit or restrict Tenant’s liability under this Section 5.3.

(h) To the best knowledge of Landlord, (a) except as described in the Entrance Assessment, no Hazardous Material is present in the Building or at the Project or the soil, surface water or groundwater thereof, (b) no underground storage tanks are present on the Project, and (c) no action, proceeding or claim is pending or threatened regarding the Building or the Project concerning any Hazardous Material or pursuant to any Environmental Requirements.

Under no circumstance shall Tenant be liable to Landlord for any losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present in, on or about the Building, the Project, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any Environmental Requirements, as a consequence of acts or omissions which occurred prior to the Commencement Date of this Lease, except to the extent that Tenant’s actions or omissions exacerbate such condition.

6. TENANT IMPROVEMENTS & ALTERATIONS.

6.1 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the “Tenant Improvements”), as provided in the Construction Rider. Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring (“Alterations”), without Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Landlord hereby consents to the Alterations which constitute the Tenant Improvements to be constructed by Tenant as provided in the Construction Rider. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using good quality materials; (ii) in compliance with plans and specifications reasonably approved by Landlord; (iii) in compliance with any reasonable construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all conditions which Landlord may in its reasonable discretion impose. For Alterations that involve an aggregate cost of $100,000.00, such conditions may include the requirement that Tenant provide payment or performance bonds or additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals). Unless otherwise directed by Landlord, all Alterations, including the Tenant Improvements other than the FF&E (which shall remain the property of Landlord), shall be removed prior to or upon expiration or earlier termination of the Term. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors designated by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed construction plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors for major trades proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any reasonable expenses actually incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

6.3 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord’s reasonable administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2—Interest). Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

6.4 Subject to the provisions of Section 5—Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures. Notwithstanding the foregoing provisions of this Section 6, Tenant may construct Alterations in the Premises without Landlord’s prior approval (but only after giving Landlord prior, written notice and a copy of the related plans), if the cost of any such project does not exceed Twenty-Five Thousand Dollars ($25,000), and the Alterations are non-structural and will not affect the Building Systems or the exterior appearance of the Building. Tenant’s Trade Fixtures shall at all times be and remain Tenant’s property. Except for Alterations which cannot be removed without structural injury to the Premises, Tenant may at any time remove Alterations and Tenant’s Trade Fixtures from the Premises (such removal representing an Alteration and being subject to the applicable provisions of this Lease), provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in any item of Tenant’s Trade Fixtures or other personal property.

7. MAINTENANCE AND REPAIRS.

7.1 Except as otherwise provided in this Section 7 or in Sections 2.2 or 12, Tenant shall, at Tenant’s sole expense, keep and maintain the Premises (including without limitation, interior walls, roof membrane, heating, ventilation and air conditioning systems, operating systems, Building Systems, sidewalks, parking lots, interior and exterior glass, fire sprinklers, and alarms that are part of or adjoin the Premises) in a clean and good condition and repair, including without limitation replacements as needed thereof, and to deliver to Landlord physical possession of the Premises at the termination of this Lease or any sooner expiration thereof, in sound and fully functioning condition, reasonable wear and tear excepted. Tenant shall be responsible for all repairs and replacements necessary to maintain the Premises, including repairs and replacements of the Building Systems and of the roof or roof membrane. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural elements of the Premises or Building Systems, or if the estimated cost of any item of repair or replacement is in excess of Twenty Five Thousand Dollars ($25,000.00), Tenant shall first obtain Landlord’s written approval (not to be unreasonably withheld, conditioned or delayed) of the scope of the work, the plans for the work, the materials to be used, and the contractor hired to perform the work.

7.2 Tenant shall maintain continuously throughout the term of the Lease a service contract for the maintenance of all heating, air conditioning, and ventilation equipment with a licensed repair and maintenance contractor reasonably approved by Landlord; the contract should provide for periodic inspections and servicing of the heating, air conditioning, and ventilation equipment at least once every ninety (90) days during the term of the Lease (the “HVAC Contract”).

7.3 Tenant shall maintain continuously throughout the term of the Lease a service contract for the monitoring of fire sprinklers and alarms located on or about the Premises with a licensed service, which contract shall, inter alia, provide for the periodic testing, repair and if necessary replacement of the fire sprinklers and alarms located on or about the Premises (the “Life Safety Contract”).

7.4 Within fifteen (15) days of the Commencement Date, and within fifteen (15) days of any revisions to or substitutions for, Tenant shall provide complete copies of the HVAC Contract and the Life Safety Contract to Landlord.

7.5 If at any time during the Term, including renewals or extensions thereof, Tenant fails (after expiration of any applicable notice and cure periods) to maintain the Premises, make any repairs or replacements as required by this Section or maintain service contracts required by this Section, Landlord shall have the right to, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements or enter into appropriate service contracts, as the case may be, all for the account of Tenant and any sums expended by Landlord in so doing, together with interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law, shall be deemed Additional Rent and shall be promptly due from Tenant on demand of Landlord.

7.6 Tenant waives the provisions of California Civil Code Sections 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the Rent.

7.7 Landlord agrees that it shall, at its sole expense, maintain, repair and comply with all Laws regarding the Building foundation and the structure of the roof and the exterior walls of the Building, including any latent defects discovered therein; provided however that Landlord shall not be responsible for any repairs to or maintenance to the Building foundation or the structure of the exterior walls caused by or resulting from the actions of Tenant or any of Tenant’s Representatives or Visitors, other than ordinary and customary wear and tear. Tenant agrees that it shall be responsible for and shall promptly repair or replace, as necessary, any part or portion of the Building foundation, the exterior walls and the roof structure of the Premises if such repair or maintenance arises out of or results from the actions of Tenant or any of Tenant’s

Representatives or Visitors. In addition, Landlord agrees that it shall be responsible for and shall promptly repair or replace, as necessary, any part or portion of the Premises if such repair or maintenance arises out of or results from the actions of Landlord or any of Landlord’s contractors, employees, licensees, invitees or agents (other than Tenant) .

7.8 During the Term, Tenant at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), exterior walls (other than structural maintenance and repair), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a sound and fully functional condition for the uses permitted under this Lease, and keep the Premises in a clean, safe and orderly condition.

7.9 Landlord hereby reserves the right, upon reasonable written notice, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of Rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease:

(a) To make alterations, additions, repairs, improvements to or in all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(b) To change the Building’s or Project’s name or street address;

(c) To install and maintain any and all signs on the exterior and interior of the Building and the Project;

(d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the Project (including the Parking Area) and other tenancies and premises in the Project and to create additional rentable areas in the Project; and

(e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Project relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Project (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Project related thereto.

8. TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any Rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant’s personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as

Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

9. UTILITIES AND SERVICES.

9.1 Description of Services. From and after the Commencement Date, Tenant shall be responsible for obtaining telephone, water, sewer, gas, heat, electricity, garbage disposal, trash disposal, fire sprinkler and alarm monitoring, janitorial and any and all other utilities or maintenance and services of any kind that may be used on or in connection with the Premises (collectively, the “Utility Services”). Tenant shall pay promptly, before delinquency, all charges or assessments for the Utility Services.

9.2 Interruption of Services. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises for any reason (a “Service Failure”), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

10. EXCULPATION AND INDEMNIFICATION.

10.1 Tenant’s Indemnification of Landlord. Tenant shall indemnify, protect, defend and hold Landlord and Landlord’s members, directors, officers, employees, agents, affiliates and authorized representatives harmless from and against claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (“Claims”) arising out of or relating (directly or indirectly) to (a) this Lease, the tenancy created under this Lease, or the Premises, or (b) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Premises, or (c) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (d) any breach or default under this Lease by Tenant, or (e) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term.

10.2 Damage to Tenant and Tenant’s Property. Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant’s property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Project). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage except to the extent caused by Landlord’s gross negligence (active or passive) or willful misconduct.

Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of revenues or business by Tenant.

10.3 Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11. INSURANCE.

11.1 Tenant’s Insurance.

(a) Liability Insurance. Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Five Million Dollars ($5,000,000.00) each occurrence for bodily injury and property damage combined, Five Million Dollars ($5,000,000.00) annual general aggregate, and Five Million Dollars ($5,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; and (vi) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (1) contain a cross liability endorsement or separation of insureds clause; (2) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (3) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (4) provide that any failure to comply with the reporting provisions by Tenant shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (5) name Landlord, its partners, Mortgagees, and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies with respect to liability arising out of the ownership, maintenance or use of the Premises. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 or CG 20 11 11 01 96 promulgated by the Insurance Services Office.

(b) Property Insurance. Tenant shall at all times maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, on an “all risk” or “special form” basis, in an amount equal to at least 90% of the full replacement cost of the covered property and including coverage for fire sprinkler leakage, vandalism and malicious mischief, and all plate glass on the Premises. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(c) Business Interruption. Tenant shall obtain and keep in force, at all times during the Lease Term including any extensions thereof, a policy of business interruption insurance coverage, insuring that one hundred percent (100%) of the Rent due hereunder will be paid to Landlord for a period of not less than one (1) year if the Premises are damaged or destroyed or rendered unfit for occupancy by a risk insured against by the policy of All Risk coverage including fire sprinkler leakage, vandalism, and malicious mischief endorsements.

(d) Requirements For All Policies. Each policy of insurance required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “VII” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $50,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

(e) Updating Coverage. Tenant shall increase the amounts of insurance as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord’s insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(f) Certificates of Insurance. Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds reasonably satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

11.2 Landlord’s Insurance. During the Term, to the extent such coverages are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an “all risk” or “special form” basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts. Landlord may maintain flood insurance and, if required by a lender, earthquake insurance. All costs associated with Landlord’s insurance shall be included in Operating Costs.

11.3 Mutual Waiver of Right of Recovery & Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12. DAMAGE OR DESTRUCTION.

12.1 Landlord’s Duty to Repair.

(a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2—Landlord’s Right to Terminate and 12.3—Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant’s personal property, Trade Fixtures or Alterations.

(b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and Additional Rent shall be equitably abated to the extent Tenant’s use is diminished by reason of such damage from the date of the casualty until substantial completion of Landlord’s repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

12.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

(a) If, in the reasonable judgment of Landlord, the Premises and/or the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

(b) Omitted

(c) If the Building is damaged or destroyed by a risk that would not normally be covered by “all risk” or “special form” property insurance and, in Landlord’s reasonable judgment, the Building is damaged or destroyed to the extent that the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building; or

(d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease.

12.3 Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Premises from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord’s estimate of the time required to complete Landlord’s repair obligations under this Lease is greater than one hundred eighty (180) days, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2—Landlord’s Right to Terminate.

12.4 Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2—Landlord’s Right to Terminate and 12.3—Tenant’s Right to Terminate.

13. CONDEMNATION.

13.1 Definitions.

(a) “Award” shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(b) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemnor”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(c) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

13.2 Effect on Lease.

(a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Area or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3 Restoration. If this Lease is not terminated as provided in Section 13.2—Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations.

13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

14.1 Landlord’s Consent Required. Tenant shall not assign this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interest under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant’s interest under this Lease.

14.2	Reasonable Consent.

(a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Proposed Transferee”); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) business days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer, or if it elects to proceed under Section 14.7—Landlord’s Right to Space.

(b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, (v) Landlord or Landlord’s agent has shown space in the Project to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee’s agent concerning availability of space in the Project, at any time within the preceding nine months, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Project or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

14.3 Excess Consideration. If Landlord consents to the Transfer, Tenant shall pay to Landlord as additional Rent, within ten (10) days after receipt by Tenant, any and all consideration paid by any transferee (the “Transferee”) for the Transfer, including, in the case of a sublease, the excess of the Rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space.

14.4 No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of Rent (or, in the case of a sublease, Rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5 Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) actually incurred (not to exceed $2,500 per request) by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises).

14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and a commercially reasonable form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7 Landlord’s Right to Space. Notwithstanding any of the above provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer of 70% or more of the Premises, Landlord, in lieu of consenting to such Transfer, may elect to terminate this Lease. In such event, this Lease will terminate on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive Rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to

Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9 Permitted Transfers. Notwithstanding anything to the contrary herein, Tenant shall be permitted to assign this Lease to any entity which is controlled by, controls, or is under common control with, Tenant (each, an “Affiliate”), provided that (a) Tenant provides at least thirty (30) days prior written notice to Landlord of any such assignment and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or such Affiliate; (b) such Affiliate has a net worth, computed in accordance with generally accepted accounting principles, consistently applied, at least equal to the greater of the net worth of Tenant as of the date of this Lease or the net worth of Tenant immediately prior to such assignment, and Tenant delivers proof reasonably satisfactory to Landlord of such net worth at least thirty (30) days prior to the effective date of such assignment; (c) such Affiliate agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to assume and perform all of the obligations of Tenant under this Lease; and (d) such assignment is not a subterfuge by Tenant to avoid its obligations under this Lease. As used in this Section 14.9, “control” shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. A transfer to an Affiliate as provided in this Section shall in no event relieve Tenant of any of its obligations under this Lease. In addition, Tenant may, without Landlord’s prior written consent and without payment of any amount to Landlord, sublet the Premises or assign this Lease to any corporation resulting from a merger or consolidation with Tenant or any non-bankruptcy reorganization, or a purchaser of substantially all of Tenant’s stock or Tenant’s assets located in the Premises. Neither the sale or transfer of Tenant’s stock, including, without limitation, any sale through any private or public offering, nor the pledge of or grant of a security interest in any of Tenant’s stock, shall be deemed a Transfer. Notwithstanding any provision of the foregoing to the contrary, the provisions of Section 4 of this Lease shall continue to apply.

15. DEFAULT AND REMEDIES.

15.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a) Tenant fails to make any payment of Rent, or other payment hereunder, within five (5) days of the date when due.

(b) Tenant abandons the Premises.

(c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20—Encumbrances—and 21—Estoppel Certificates and Financial Statements—below.

(d) Tenant assigns, subleases or otherwise transfers or attempts to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 60 days of the action.

(e) Any insurance required to be maintained by Tenant pursuant to this Lease is canceled or terminated or expires or is reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(f) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within sixty (60) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets.

(g) Tenant fails, within sixty (60) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated.

(h) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within twenty (20) days after notice to Tenant or, if such failure cannot reasonably be cured within such twenty (20)-day period, Tenant fails within such twenty (20)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within sixty (60) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines that such failure cannot or will not be cured by Tenant within such sixty (60) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

15.2 Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 22 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

15.3 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a) Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant, in which case Landlord may recover from Tenant the aggregate sum of: (i) the worth at the time of award of any unpaid rent that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of award exceeds (B) the amount of the rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided; (iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant’s failure to perform Tenant’s obligations or that, in the ordinary course of things, would be likely to result from Tenant’s failure, including without limitation the costs and expenses incurred by Landlord for: (A) retaking possession of the Premises; (B) cleaning and making repairs and alterations (including the cost of leasehold improvements installed in connection with the releasing of the Premises, whether or not the same shall be funded by a reduction of rent, direct payment or otherwise, as amortized over the life of such improvements to the extent such amortization occurs during what would have been the remaining portion of the scheduled Term of this Lease) necessary to return the Premises to good condition and preparing the Premises for reletting; (C) removing, transporting, and storing any of Tenant’s property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any of the said property); (D) reletting the Premises, including without limitation, brokerage commissions, advertising costs, and attorneys’ fees; (E) expert witness fees, court costs and reasonable attorney’s fees; (F) any unamortized real estate brokerage commissions paid in connection with this Lease; and (G) costs of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions, if any; and (v) all other amounts in addition to or in lieu of those previously set out as may be permitted from time to time by applicable California law. As used in clauses (i) and (ii) of this Section 15.3(a), the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in clause (iii) of this Section 15.3(a), the “worth at the time of award” shall be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). As used in this Section, the term “rent” shall include Base Rent as well as any other payments required by Tenant under this Lease.

(b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(d) Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner provided by applicable Law. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, and then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

(e) None of the following remedial actions, alone or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Section. If Landlord takes any of the previous remedial actions without terminating this Lease, Landlord may nevertheless at any later time terminate this Lease by written notice to Tenant.

(f) If Landlord relets the Premises, Landlord shall apply the revenue from the reletting as follows: first, to the payment of any indebtedness other than Rent due from Tenant to Landlord; second, to the payment of any cost of reletting, including without limitation finder’s fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of Rent and other amounts due and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future amounts payable under this Lease as the same may become due, and shall be entitled to retain the eventual balance with no liability to Tenant. If the revenue from reletting during any month, after application pursuant to the previous provisions, is less than the sum of (i) Landlord’s expenditures for the Premises during that month and (ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

(g) Whether or not Landlord elects to terminate this Lease following an Event of Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(h) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test or general assessment of the Premises as generally described in Section 5.3(g) hereof, at Tenant’s expense.

(i) In addition to the foregoing remedies for Events of Default, Landlord is entitled to reimbursement of all of Landlord’s fees, expenses and damages, including, but not limited to, reasonable attorneys’ fees and paralegal and other professional fees and expenses, including expert witness or appraisal fees and expenses, that Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant including, without limitation, any proceeding under any chapter of Title 11 of the United States Code (the

“Bankruptcy Code”); by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

15.4 Acceptance of Rent Without Waiving Rights. Under Article 17, Landlord may accept Tenant’s payments without waiving any rights under this Lease, including rights under a previously served notice of default. If Landlord accepts payments after serving a notice of default, Landlord may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Tenant any further notice or demand.

16. LATE CHARGE AND INTEREST.

16.1 Late Charge. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any mortgage covering the Premises. Therefore, if any payment of Rent is not received by Landlord within five (5) days of the date due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to five percent (5%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

16.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the rate of ten percent (10%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of Rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay Rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Landlord’s receipt of monies from Tenant after giving notice to Tenant terminating this Lease shall in no way reinstate, continue, or extend the Lease Term or affect the Termination Notice given by Landlord before the receipt of those monies. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of that Rent shall not waive or affect such prior notice, action, or judgment.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Property that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants of the Project where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing reasonably necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring significant additional expense to Landlord and Landlord shall at all times comply with Tenant’s reasonable security measures and operating procedures. In no event shall Tenant be entitled to an abatement of Rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease.

19. SURRENDER AND HOLDING OVER.

19.1 Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom-clean and in their original condition, except for reasonable wear and tear and damage from casualty or condemnation; provided, however, that prior to the expiration or termination of this Lease, unless directed otherwise by Landlord, Tenant shall remove all Alterations, including the Tenant Improvements, all telephone, data and other cabling installed in the Building by Tenant, all Tenant’s personal property and any Trade Fixtures, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and an amount equal to the Holdover Rent for the entire Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall: (a) surrender all keys to the Premises or any other part of the Building, (b) deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises, (c) deliver to Landlord all plans and specifications relating to all Alterations made by Tenant during the term of this Lease to the Building and the Premises, (d) deliver to Landlord all permit applications, permits and permit sign-offs relating to all Alterations made by Tenant during the term of this Lease to the Building and the Premises, (e) deliver to Landlord all permits, licenses, approvals, inspection reports and material correspondence relating to the sprinkler, fire alarm and life safety systems in the Building and the Premises, (f) deliver and assign to Landlord any and all warranties and guaranties relating to any repairs and/or replacements made by Tenant to any of the Building Systems during the term of the Lease, and (g) work cooperatively with Landlord (but without incurring substantial expense or incurring of any liabilities) to transition the Building Utility Services and Building Systems to Landlord, or to a subsequent tenant, as designated by Landlord. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2 Holding Over. If Tenant (directly or through any Transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant’s holdover tenancy at any time upon thirty (30) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be one hundred fifty percent (150%) the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of Rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any Rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20. ENCUMBRANCES.

20.1 Subordination. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded (“Encumbrance”); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in defaults under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust). If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall, at the request of the new owner, immediately attorn to and become the tenant of the new owner as if this Lease had not terminated, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner’s request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the “landlord” under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence.

20.2 Mortgagee Protection. Tenant agrees to give any holder of any Encumbrance covering any part of the Property (“Mortgagee”), by registered mail, a copy of any notice of default served by Tenant upon Landlord under this Lease, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1 Estoppel Certificates. Within ten (10) days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including, without limitation, the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid Rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Tenant irrevocably constitutes, appoints and authorizes Landlord as Tenant’s special attorney-in-fact for such purpose to complete, execute and deliver such certificate if Tenant fails timely to execute and deliver such certificate as provided above. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) days after Landlord’s request therefor, (i) Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate, and (ii) Tenant will be in default under this Lease.

21.2 Financial Statements. Within ten (10) business days after written request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant’s obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements. Landlord shall keep and hold all such statements and other information strictly confidential, except that Landlord may disclose such information to (i) its attorneys, financial advisers, and accountants, (ii) any Mortgagee (actual or potential), potential purchaser or investor as well as their attorneys, financial advisors, accountants, (iii) other similar third parties who likewise agree to keep such information strictly confidential, or (iv) as may be required by law, or in connection with any litigation.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by overnight messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by overnight independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS’ FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. So long as no Event of Default has occurred and is continuing under this Lease, and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building or the Project, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises. Tenant acknowledges that Landlord shall have no obligation to provide any guard service or other security measures to the Property, and Tenant assumes all responsibility for the protection of Tenant, Tenant’s agents, invitees, and customers, and the property of Tenant and Tenant’s Representatives and Visitors from acts of third parties

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered and any insurance and condemnation proceeds thereof, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29. CONSENTS AND APPROVALS.

29.1 Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

29.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. WAIVER OF RIGHT TO JURY TRIAL. To extent permitted by law, Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) related to this Lease, in accordance with Landlord’s separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant’s behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant’s Representatives.

32. LEGAL AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Simultaneously with the execution hereof, Tenant shall provide Landlord with a resolution certified by the secretary or other authorized person(s), or with other with evidence reasonably satisfactory to Landlord, confirming the foregoing representations.

33. TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all current or future compulsory programs imposed by any public authority or Landlord, intended to manage parking, transportation, or traffic in and around the Project. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all Tenant’s Representatives and Visitors at the Premises by working directly with Landlord, any government transportation management organization, or other transportation-related committees or entities. This provision includes programs such as the following: (a) Restrictions on the number of peak-hour vehicle trips generated by Tenant; (b) Encouragement of increased vehicle occupancy through employer-sponsored financial or in-kind incentives; (c) Implementation of an in-house or area-wide ridesharing program and appointment of an employee transportation coordinator; and (d) Flexible work shifts for employees.

34. Omitted.

35. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous inducements, promises, agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

36. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

37. RECORDING. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute, a memorandum of lease.

38. PARKING. Tenant, and Tenant’s Representatives and Visitors, shall have the right to park up to 176 passenger vehicles on an unreserved, nonexclusive, first come, first served basis, in the Parking Area. Landlord does not guarantee the availability of parking spaces against the actions of other tenants of the Project. Landlord retains the right to revoke the parking privileges of any user of the parking spaces who violates the rules and regulations governing use of the parking spaces. In the event that some (but not more than 25%) of the parking spaces are not available to Tenant at times, such unavailability shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of Rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease. Tenant shall at all times comply and shall cause all Tenant’s Representatives and Visitors to comply with the reasonable, non-discriminatory Building Rules regarding parking, as they may be amended from time to time, including any keycard, sticker or other identification or entrance system, and hours of operation, as applicable. Landlord reserves the right to alter, modify, relocate or close all or any portion of the parking areas in order to make repairs or perform maintenance service, or to restripe or renovate the parking areas, or if required by casualty, condemnation, act of God, legal requirements or other reason deemed reasonable by Landlord.

39. EXTENSION OPTION.

Provided that Infinera Corporation has not assigned this Lease or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default under this Lease at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the “Extension Option”), to extend the Term from September 1, 2011 until February 28, 2013 (the “Extension Period”), by giving written notice to Landlord of the exercise of any the Extension Option at least six (6) months, but not more than twelve (12) months, prior to the expiration of the initial Term. Except as otherwise provided herein, the exercise of any Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease, other than as specifically set forth herein; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be one hundred percent (100%) of the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

(a) “Fair Market Base Rental” shall mean the “fair market” Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Project and tenants in other office buildings in the general vicinity of the Project of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), the value of market concessions (including the value of construction, renovation, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating costs and expenses and tax and expense stops or other escalation clauses, and brokerage commissions, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure. Fair Market Base Rental shall not, however, take into account the value of any Alterations or Tenant Improvements made to the Premises at Tenant’s expense.

(b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant’s notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who is active and has at least ten (10) years’ experience in the leasing of comparable space in the general vicinity of the Property and who has not previously worked with Landlord or Tenant. Landlord shall submit Landlord’s determination of Fair Market Base Rental and Tenant shall submit Tenant’s determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord’s or Tenant’s determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant’s determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker’s cost and fees. If Landlord’s determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker’s cost and fees.

(c) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

(d) In no event shall the Base Rent during any Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.

(e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by the Extension Period (if the Extension Option is exercised), is referred to in this Lease as the “Term.”

40. SIGNAGE. Tenant shall not maintain nor permit any sign, awning, canopy, marquee, or other advertising to appear or be affixed on any exterior door, wall, or window of the Building or in any outdoor area of the Premises, except as permitted by both applicable ordinances and any conditions, covenants and restrictions covering the Property and as approved by Landlord in writing (such approval not to be unreasonably withheld), subject to the Building Rules and then at Tenant’s sole cost and expense. Furthermore, Tenant shall not place any decoration, lettering or advertising matter on the glass of any exterior window of the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant maintains any sign, awning, canopy, marquee, decoration or advertising matter in accordance with the terms of this Section, Tenant shall maintain it in good appearance and repair at all time during this Lease. At the expiration or earlier termination of this Lease, any items mentioned in this Section that are not removed from the Premises by Tenant may, without damage or liability, be removed and destroyed by Landlord, and Tenant shall be liable to Landlord for the cost of such removal and destruction or disposal.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:		LANDLORD:

INFINERA CORPORATION		SCM PROPERTIES, LLC
A Delaware corporation		A Delaware limited liability company

By:	/s/ Jagdeep Singh	By:	/s/ Michael R. Uytengsu
Name:	Jagdeep Singh	Name:	Michael R. Uytengsu
Title:	Chief Executive Officer	Title:	Managing Member

By:	/s/ Duston Williams
Name:	Duston Williams
Title:	Chief Financial Officer

EXHIBIT A

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF JULY 17, 2006

BETWEEN

SCM PROPERTIES, LLC, AS LANDLORD,

AND

INFINERA CORPORATION, AS TENANT

THE PREMISES

[Plan showing location

and configuration of Project and the Premises.]

INITIALS:
[Graphic Omitted]	Landlord	/s/ MU
	Tenant	/s/ JS

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EXHIBIT B

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF JULY 17, 2006

BETWEEN

SCM PROPERTIES, LLC, AS LANDLORD,

AND

INFINERA CORPORATION, AS TENANT (“LEASE”)

CONSTRUCTION RIDER

1. No Work to be Performed by Landlord. Except as otherwise provided in Section 2.2 of the Lease, Tenant has inspected and examined the Premises and has elected to lease the Premises as provided in the Lease on a strictly “AS IS” and “WHERE IS” basis and Landlord shall have no obligation to perform any work to prepare the Premises for use or occupancy by Tenant. All improvements to the Premises described in this Construction Rider (the “Tenant Improvements”) shall be the responsibility of Tenant in accordance with the provisions of this Construction Rider and Article 6 – Tenant Improvements & Alterations, of the Lease.

2. Possession. Tenant shall be delivered possession of the Premises on or about the Commencement Date (as defined in the Lease), upon execution of the Lease by all parties and Tenant’s providing proof of insurance and meeting any other requirements set forth herein to be performed by Tenant prior to obtaining possession of the Premises. Neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from any delay in Landlord’s delivering the Premises to Tenant or in Tenant’s contractor’s delay in completing its construction obligations with respect to the Tenant Improvements, and the Lease shall remain in full force and effect.

3. Contractors. Tenant shall hire a contractor (subject to the prior written approval, such approval not to be unreasonably withheld, of Landlord as set forth below) (“Contractor”) to construct and install the Tenant Improvements in the Premises. At least ten (10) business days prior to the date Contractor is to commence construction of the Tenant Improvements, Tenant shall submit to Landlord the Contractor’s name, resume, experience record, and such additional information as Landlord shall reasonably request. Within five (5) business days of Landlord’s receipt of such requested information, Landlord shall provide Tenant with written notice of approval or disapproval of the Contractor. Upon request by Landlord, Tenant shall designate an individual authorized to act as Tenant’s representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider.

4. Plans. The Tenant Improvements shall be constructed substantially as shown on the conceptual space plan for the Premises prepared by AP+I Design, Inc. who will be retained by Tenant, at Tenant’s sole cost and expense, as the space planner for the Premises (“Space Planner”) (“Space Plan”).

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On or before August 30, 2006, the Space Planner will prepare and deliver to Tenant and to Landlord detailed plans and specifications sufficient to permit the construction of the Tenant Improvements by Contractor (“Construction Documents”). Landlord shall cooperate reasonably with Tenant, the Space Planner and Tenant’s other design professionals and engineers, including without limitation, by granting Tenant, the Space Planner and Tenant’s engineers full access to the Building and all of Landlord’s plans, specifications and other materials regarding the design and construction thereof. All Construction Documents shall be sufficient to secure all required approvals from governmental authorities and otherwise subject to Landlord’s reasonable approval. Contractor will provide Tenant and Landlord with a cost estimate for the Tenant Improvements shown in the Construction Documents. Landlord and Tenant shall each respond to the Construction Documents and cost estimate within five (5) business days after receipt thereof, specifying any changes or modifications each desires in the Construction Documents. The Space Planner will then revise the Construction Documents and resubmit them to Tenant and Landlord for their approval and Contractor will provide Tenant and Landlord with a revised cost estimate. Landlord and Tenant shall approve or disapprove the same within five (5) business days after receipt. The revised Construction Documents and cost estimate, as approved by Tenant and Landlord, are hereinafter referred to as the “Final Construction Documents” and “Final Cost Estimate” respectively.

5. Permits. Tenant will obtain, comply with and keep in effect all consents, permits and approvals required by any governmental bodies (collectively, “Permits”) that relate to or are necessary for the lawful construction of the Tenant Improvements. Tenant shall comply with all existing and future Laws, regulations, orders and requirements of all governmental, judicial or legal authorities having jurisdiction over the Property or Tenant Improvements, and with all recorded restrictions affecting the Property. Prior to applying for any of the Permits, Tenant shall provide Landlord with the opportunity to review and approve any Permit application Tenant intends to file. Tenant shall further provide Landlord with copies of all Permits required for construction of the Tenant Improvements immediately upon Tenant’s receipt of same.

6. Construction Contract and Construction.

6.1 Construction Contract. At least ten (10) days prior to the date Tenant intends the Contractor to commence construction of the Tenant Improvements, Tenant shall submit to Landlord for Landlord’s approval the proposed contract between Tenant and the Contractor for the construction of the Tenant Improvements. Such proposed contract shall be complete in all major provisions. Landlord shall have the right to approve the contract between Tenant and the Contractor for construction of the Tenant Improvements, and the Contractor shall not be permitted to start construction of the Tenant Improvements until Landlord has approved such contract.

6.2 Construction. After Landlord’s approval of the Final Construction Documents, Tenant shall enter into a contract (subject to Landlord’s prior approval, as provided above) with Contractor requiring the Contractor to Substantially Complete the Tenant Improvements prior to the expiration of the Permits. The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list.” (The definition of

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Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”) Upon Substantial Completion of the Tenant Improvements (or as soon thereafter as may be reasonably practicable and in any event within 30 days after Substantial Completion), Landlord and Tenant shall inspect the Premises and jointly prepare a “punch list” of agreed items of construction remaining to be completed. The Contractor shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with the Contractor in completing the items on the punch list.

7. Tenant Improvement Allowance. Landlord shall reimburse Tenant up to One Hundred Fifty Thousand Nine Hundred Sixty Dollars ($150,960.00) (the “Tenant Improvement Allowance”) toward the total cost of the design (including preparation of the Space Plan and Construction Documents), permitting, engineering, construction and installation of Tenant Improvements (the “Total Cost”) made in accordance with this Construction Rider and the cost of Tenant’s furniture, fixtures and equipment in the Premises (the “FF&E”). The balance, if any, of the Total Cost (the “Additional Cost”), shall be paid by Tenant. Tenant shall provide evidence reasonably satisfactory to Landlord of Tenant’s ability to pay the Additional Cost based upon the Final Cost Estimate prior to the commencement of construction of the Tenant Improvements. The estimate made by Contractor of the costs to construct the Tenant Improvements does not limit Tenant’s obligation to pay for the actual Additional Cost of the Tenant Improvements, whether or not it exceeds the estimated amounts.

8. Disbursement of Tenant Improvement Allowance. Landlord shall disburse the Tenant Improvement Allowance to Tenant in a single disbursement as follows: when the Tenant Improvements are complete, but in no event later than the last day of the seventh (7th) month of the Lease Term, Tenant shall prepare and deliver to Landlord a statement of the actual cost of constructing the Tenant Improvements and the FF&E, together with supporting statements and invoices from the Contractor, subcontractors, architects and engineers, together with appropriate mechanics’ lien waivers, whereupon Landlord shall pay up to the amount of the Tenant Improvement Allowance. Landlord shall only be obligated to pay the Tenant Improvement Allowance (or portions thereof) to the extent Tenant has incurred the costs of the design, construction, installation and purchase of the Tenant Improvements and the FF&E within the first seven (7) months of the Lease Term.

8.1 Use of Tenant Improvement Allowance. Any Permit fee or cost required for Tenant Improvements in the Premises shall be paid for by Tenant, and such fees and costs may be a part of the Total Costs subject to reimbursement from the Tenant Improvement Allowance as set forth above. The Tenant Improvement Allowance shall be used solely for the above fees and costs and for space planning, design, permitting, engineering and construction of real property improvements to the Premises and for the FF&E. The Tenant Improvement Allowance shall not be used for Tenant’s moving expenses.

8.2 Changes. If Tenant desires any change, addition or alteration in or to any Final Construction Documents (“Changes”) Tenant shall cause the Space Planner to prepare additional plans implementing such Change. As soon as practicable after the completion of such additional Construction Documents, Contractor shall notify Tenant and Landlord of the estimated cost of the Changes. Within three (3) business days after receipt of such cost estimate, Landlord and Tenant shall each notify Contractor and each other in writing whether Landlord

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and Tenant approve the Change. If Landlord and Tenant approve the Change, Contractor shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Landlord or Tenant fail to approve the Change within such three (3) day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents. Landlord shall not unreasonably withhold, condition or delay its approval of any Change.

8.3 Delays. Tenant shall be responsible for, and Landlord shall have no responsibility for, any and all costs and expenses incurred by Tenant in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of the Tenant Improvements unless caused by Landlord’s failure to submit information to the Space Planner or approve any Space Plan, Construction Documents, Changes or cost estimates.

9. Performance of Work; Bonds. All construction work shall be performed in a good and workmanlike manner, and Tenant shall diligently prosecute the construction of the Tenant Improvements to completion with all due dispatch. In constructing the Tenant Improvements, Tenant shall comply with all applicable laws, ordinances, rules and regulations of all governmental bodies. Except as otherwise provided in this Construction Rider or the Lease, Landlord shall have no liability or responsibility arising from or related to the construction or functioning of the Tenant Improvements.

10. Inspections. Landlord may enter the Premises and inspect the Tenant Improvements and the work of improvement and all materials, plans, specifications and other matters relating to the construction at all reasonable times. Any inspection or review made by Landlord is made for the purpose of determining whether or not the obligations of Tenant under this Construction Rider are being properly discharged, and neither Tenant nor any third party shall be entitled to rely upon any such inspection or review. Landlord shall use reasonable efforts to minimize any interference or disruption caused by such inspections.

11. Liens and Stop Notices. Tenant shall promptly pay and discharge all demands for payment relating to the construction of the Tenant Improvements and take all other steps to avoid the assertion of claims of lien against the Property and Tenant Improvements. In the event a claim of lien is recorded, Tenant, within ten (10) days of such recordation, shall provide Landlord with such assurance as Landlord may require for the payment of the claim and release of the lien.

12. Contractor Lists. Tenant will furnish to Landlord from time to time within five (5) days of request by Landlord correct lists of all engineers, contractors and subcontractors employed in connection with construction of the Tenant Improvements. Landlord may contact any engineer, contractor or subcontractor to verify any facts disclosed in the lists, and all contracts and subcontracts relating to construction and engineering of the Tenant Improvements must require the disclosing of the listed information to Landlord.

13. Insurance.

13.1 Hazard Insurance. Tenant shall cause its Contractor to obtain and maintain in force a policy of Builders Risk Completed Value hazard insurance with a vandalism and

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malicious mischief endorsement from a licensed insurance company and in an amount reasonably acceptable to Landlord. Landlord shall be named as an additional insured under such policy and, upon request, shall receive an original of such policy or such other evidence of such insurance reasonably acceptable to Landlord.

13.2 Liability and Property Insurance. Tenant shall procure the insurance required under the Lease.

13.3 General. Tenant and/or Contractor shall procure and maintain all other insurance required by public authority or applicable Laws, including, without limit, worker’s compensation insurance for all employed in the construction of the Tenant Improvements. Tenant and/or Contractor shall maintain all insurance under this Construction Rider in force until the Tenant Improvements are completed and either all required “sign-offs” have been obtained from government inspectors or a certificate of occupancy with respect to the same has been issued. All of the insurance policies required under this Section 13 shall comply with all of the requirements contained in Section 11.1(d) of the Lease. Further, Landlord, Tenant and Contractor each hereby waives any right of recovery against the other and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Construction Rider or the Lease to be maintained) with respect to the Premises, the Tenant Improvements, the Property or any operation therein. If any such policy of insurance relating to this Construction Rider, the Tenant Improvements, the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

14. Landlord Liability. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of Tenant’s entry, access, construction or any other use of the Premises by Tenant or its Representatives at any time prior to the Commencement Date.

15. Ownership of Tenant Improvements. All FF&E installed as part of the Tenant Improvements shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

Initials:
Landlord	(/s/ MU)
Tenant	(/s/ JS)

5

EXHIBIT C

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF JULY 17, 2006

BETWEEN

SCM PROPERTIES, LLC, AS LANDLORD,

AND

INFINERA CORPORATION, AS TENANT (“LEASE”)

BUILDING RULES

The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Representative or Visitor, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other outside areas, or on the roof of the Building. Tenant has a right of access to the roof of the Building solely for the purpose of maintenance and repair of the Building and/or the Building Systems, and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord (not to be unreasonably withheld, conditioned, or delayed). Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys’ fees, arising from any activities of Tenant or of Tenant’s Representatives or Visitors on the roof of the Building.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Building.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any electronic devices, including, without limitation, transmitters or radios, or by the use of musical instruments or by the making of loud or improper noises.

5. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

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6. The parking of any type of recreational vehicles is specifically prohibited on or about the Project. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

7. Tenant shall maintain the Premises free from rodents, insects and other pests.

8. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Building Rules.

9. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

10. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

11. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

12. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

13. No auction, public or private, will be permitted on the Premises or the Project.

14. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

15. The Premises shall not be used for lodging, sleeping or cooking or for any illegal purposes or for any purpose other than that specified in the Lease.

16. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

17. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

18. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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19. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord (not to be unreasonably withheld). Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant’s expense by a person approved by Landlord, which approval will not be unreasonably withheld.

20. The Premises will not be used for sale of merchandise or goods to the general public or for lodging. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for heating prepared foods, brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

21. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of Tenant’s equipment, or, without Landlord’s prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

22. Without Landlord’s prior written consent, Tenant will not use the name of the Building or the Project in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

23. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

24. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

25. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

26. Tenant will use, and cause Tenant’s Representatives and Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the Parking Area. Specifically, but without limitation, Tenant will not park, or permit Tenant’s Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Area or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles.

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Landlord may, but shall not be obligated to, use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Area, including but not limited to towing services if Tenant has not corrected such violation within two (2) business days after written notice thereof, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

27. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures reasonably established by Landlord or any governmental agency.

28. These Building Rules are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - “Events of Default”.

29. Landlord reserves the right to rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

Initials:
Landlord	(/s/ MU)
Tenant	(/s/ JS)

9

EXHIBIT D

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF JULY 17, 2006

BETWEEN

SCM PROPERTIES, LLC, AS LANDLORD,

AND

INFINERA CORPORATION, AS TENANT (“LEASE”)

Legal Description of Property

[Insert Legal Description of Property]

INITIALS:
Landlord
Tenant

1

EXHIBIT E

ATTACHED TO AND FORMING A PART OF

LEASE AGREEMENT

DATED AS OF JULY 17, 2006

BETWEEN

SCM PROPERTIES, LLC, AS LANDLORD,

AND

INFINERA CORPORATION, AS TENANT (“LEASE”)

Form of Letter of Credit

1

AMENDMENT NO. 1 TO LEASE AGREEMENT

Basic Information Relating to Amendment No. 1 to Lease Agreement

Amendment Date:	The date of this Amendment is November 2, 2006.

Landlord:	SCM PROPERTIES, LLC, a Delaware limited liability company.

Tenant:	INFINERA CORPORATION, a Delaware corporation.

Premises	Approximately 7,500 rentable square feet of warehouse space located in 111 W. Java Drive, Sunnyvale, California.

Initial Term:	Twelve (12) full calendar months (plus any partial month at the beginning of the Term), subject to the termination rights described in Section 3.3.

Extended Term:	Twelve (12) full calendar months, subject to the termination rights described in Section 3.3.

Commencement Date:	November 3, 2006.

Expiration Date:	The last day of the twelfth (12th) full calendar month following the Commencement Date, subject to the extension rights described in Section 3.2 and the termination rights described in Section 3.3.

Monthly Rent:	$5,250.00 per month.

Security Deposit:	$5,250.00.

Landlord’s Address for Payment of Rent:	SCM Properties, LLC 2180 Sand Hill Road, Suite 340 Menlo Park, CA 94025 Attn: Candice U. Hamilton

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Landlord’s Address for Notices:

SCM Properties, LLC

2180 Sand Hill Road, Suite 340

Menlo Park, CA 94025

Attn: Michael R. Uytengsu

With a copy to:

Stephen R. Barbieri

Law Office of Stephen R. Barbieri

214 Grant Avenue, Suite 400

San Francisco, CA 94108

Tenant’s Address for Notices:	Infinera Corporation 1322 Bordeaux Drive Sunnyvale, CA 94089 Attn: General Counsel’s Office

Broker(s):	TENANT: Mr. Steve Levere and Mr. Richard Branning of Trammel Crow Company LANDLORD: Mr. Steve Pace and Mr. Dan Hollingsworth of CPS CORFAC International

Exhibits:

Exhibit A:	The Premises

The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Information Relating to Amendment No. 1 to Lease Agreement and the Lease, the provisions of Amendment No. 1 to the Lease Agreement shall control.

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This Amendment No. 1 to Lease Agreement (“Amendment”) is made as of the Amendment Date between the Landlord identified in the Basic Information Relating to Amendment No. 1 (“Landlord”), and the Tenant identified in the Basic Information Relating to Amendment No. 1 (“Tenant”), with respect to the Lease Agreement (“Lease”) dated July 17, 2006 by and between the Landlord and the Tenant.

1. INTENT. It is the intent of Landlord and Tenant to amend the Lease in such a manner that the terms and provisions of the Lease apply to the Premises described in this Amendment, except as otherwise noted in this Amendment. This Amendment is not intended to and shall not be construed to amend any of the rights and obligations of Landlord and Tenant with respect to the Premises at 169 Java Drive, Sunnyvale.

2. PREMISES. The Premises which is the subject of this Amendment consists of approximately 7,500 square feet of space located in the building at 111 W. Java Drive, Sunnyvale, California (“Building”) which, in turn, is located within the Project. The Premises under this Amendment shall not include any parking, and shall neither increase nor decrease Tenant’s parking rights under the Lease. The approximate configuration and location of the Premises within the Building is shown on Exhibit A. Landlord and Tenant agree that the number of square feet of the Premises is an estimate ant that such number shall not be construed to be a representation or warranty by Landlord as to the exact rentable square footage of the Premises. Tenant shall not occupy any additional area of the Building without the advance, written consent of Landlord and without appropriate adjustment to the Monthly Rent under this Amendment.

3. TERM; CONDITION OF THE PREMISES.

3.1 Initial Term. The initial term of Tenant’s right to occupy the Premises (“Initial Term”) shall commence on the Commencement Date set forth in the Basic Information Relating to Amendment No. 1 (the “Commencement Date”) and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information Relating to Amendment No. 1 (“Termination Date”).

3.2 Extended Term. Unless terminated by Landlord or Tenant pursuant to the provisions of this Amendment, the Initial Term shall automatically be extended for an additional period of twelve (12) months (“Extended Term”) on the same terms and conditions as are set forth in this Amendment.

3.3 Right to Terminate. Ninety (90) days after the Commencement Date, either Landlord or Tenant shall have the right to terminate the Lease (with or without cause) as it relates to the Premises under this Amendment, by giving the other party not less than sixty (60) days’ written notice (“Notice of Termination”) of such intention. In addition, either Landlord or Tenant shall have the right to terminate this Lease (with or without cause) as it relates to the Premises under this Amendment, during the thirty (30) day period immediately following the Commencement Date, by giving the other party not less than ninety (90) days’ written notice (“Notice of Termination”). The Lease of, and Tenant’s right to occupy, the Premises under this Amendment shall terminate on the earlier of (i) pursuant to Notice of Termination, sixty (60) or ninety (90) days after Tenant receives a Notice of Termination, depending on the notice

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requirement and the terms of the Notice of Termination, or (ii) without Notice of Termination, twenty-four months from the Commencement Date. Thus, for clarification purposes, the shortest term of the Lease of the Premises under this Amendment shall be ninety (90) days from the Commencement Date, the next possible shortest term of the Lease of the Premises shall be one hundred fifty (150) days from the Commencement Date, and the longest term of the Lease of the Premises under this Amendment shall be twenty-four (24) months.

3.4 Condition of Premises. Since Tenant’s sole purpose in occupying the Premises is to store personal property and materials in the Premises, (i) Tenant shall accept the Premises in their “AS IS” and “WHERE IS” condition as of the Commencement Date, subject to all applicable Laws; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises, and that the Premises were a condition that was satisfactory for Tenant’s permitted Use under this Amendment, at the time possession was taken. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Building, and/or the suitability of the Premises or the Building for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Building are suitable for the Permitted Use.

4. RENT.

4.1 Monthly Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Information Relating to Amendment No. 1, without prior notice or demand, on the first day of each and every calendar month during the Term (and any Extended Term), except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant’s execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month. Tenant shall pay to Landlord the Base Rent for the first partial month at the time of execution of this Amendment.

4.2 Additional Rent. The provisions of the Lease that relate to Additional Rent under the Lease shall not apply to the Tenant’s right to occupy the Premises under this Amendment, provided, however, that, so long as Tenant is the only occupant of the Building, Tenant shall reimburse Landlord, in each case within fifteen (15) calendar days of Tenant’s receipt of copies of applicable invoices, for the provision of utility services (including, water, sewer, electrical, alarm service, etc.) to the entire Building of which the Premises is a part. In the event that any other person or entity commences occupancy of any portion of the Building during the Initial Term or any Extended Term of this Lease, then the cost of utility services to the Building shall be apportioned between the other occupant(s) and Tenant, on the basis of the square footage occupied by each.

5. SECURITY DEPOSIT. On execution of this Amendment, Tenant shall deposit with Landlord the cash sum of $5,250.00 as the Security Deposit (“Security Deposit”), as security for the performance of Tenant’s obligations under this Amendment. Except as otherwise set forth in this Amendment to the contrary, Landlord and Tenant shall have the rights and obligations with respect to the Security Deposit as are set forth in Section 4 of the Lease.

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6. USE AND COMPLIANCE WITH LAW.

6.1 Use. The Premises shall be used and occupied exclusively for storage and warehouse use, including reasonable ingress and egress by Tenant’s employees consistent with the shipping and receiving of non-hazardous, personal property and equipment relating to Tenant’s business.

6.2 Compliance with Law. Subject to the limitations on use set forth in Section 6.1 of this Amendment, the provisions of Sections 5.2 of the Lease shall apply to Tenant’s obligations with respect to the Premises, provided, however, that Tenant shall not have the right to make any Alterations to the Premises during the Initial Term or the Extended Term without Landlord’s prior consent.

6.3 All of the indemnification provisions of Section 5.3 of the Lease shall apply to the Premises, and to the rights and obligations of Landlord and Tenant with respect thereto.

7. TENANT IMPROVEMENTS & ALTERATIONS.

7.1 Tenant Improvements. Landlord shall have no obligation to make any tenant improvements to the Premises or to the Building of which the Premises is a part.

7.2 Alterations. Except for the erection of temporary security caging as mutually agreed by the parties (which shall be removed, and any damage repaired, by Tenant, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of the Lease relating to the Premises under this Amendment), Tenant shall have no right to make any Alterations to the Premises or to the Building of which the Premises is a part. Tenant shall not install any Trade Fixtures in the Premises.

8. MAINTENANCE AND REPAIRS.

8.1 Notwithstanding the provisions of Section 7 of the Lease to the contrary, Tenant’s obligations to maintain and repair the Premises shall be limited to that described in Sections 7.7 and 7.8 of the Lease.

8.2 Notwithstanding the provisions of Section 7 of the Lease to the contrary, Landlord’s obligations to maintain and repair the Premises shall be limited to that described in Section 7.7 of the Lease.

8.3 Tenant shall not be required to obtain and maintain an HVAC Contract or a Life Safety Contract for the Premises under this Amendment.

9. LIABILITY FOR PROPERTY. Except for any gross negligence or willful misconduct on the part of Landlord or Landlord’s agents, Landlord shall have no responsibility or liability to

6

Tenant for any personal property or equipment which Tenant stores at the Premises. No insurance carried by Landlord on the Building or the Premises shall provide coverage for any personal property or equipment which Tenant stores at the Premises.

10. ACCESS TO THE PREMISES. Notwithstanding any provision of the Lease to the contrary, Tenant understands and acknowledges that Landlord expressly reserves the right to continue its efforts to identify a long-term tenant for the Building and the Premises. During normal business hours, Tenant agrees to reasonably cooperate with property visits and tours in furtherance of Landlord’s goal. Tenant agrees to allow Landlord, and Landlord’s agents, access to the Building and the Premises. Tenant agrees that Landlord may continue the placement and use of the electronic lock box on the Building, which grants access to both the Building and the Premises, and Tenant agrees that Landlord and Landlord’s agents may enter both the Building and the Premises at any time during normal business hours for the purpose of showing the Building and the Premises to any prospective tenant. If Tenant takes any action to put the Premises, or any portion of the Premises, under lock and key, Tenant shall insure that Landlord has a key(s) to the Premises and every portion of the Premises at all times during the Term.

11. INAPPLICABLE PROVISIONS. The following sections of and exhibits to the Lease shall not apply to Tenant’s rights and obligations with respect to its occupancy of the Premises under this Amendment: Section 8 (Tenant’s Taxes); Section 14 (Assignment and Subletting); Section 25 (Security Measures); Section 38 (Parking); Section 39 (Extension Option); Section 40 (Signage); Exhibit A; Exhibit B; Exhibit D; Exhibit E. Any and all rights specifically granted to Tenant under the foregoing sections of the Lease are hereby specifically waived, relinquished and prohibited as they relate to the Premises under this Amendment.

12. INSURANCE. Prior to commencing occupancy of the Premises, Tenant shall extend the insurance certificates currently issued in favor of Landlord, under Section 11 of the Lease, to expressly include the Premises under this Amendment.

13. CAPITALIZED TERMS. Capitalized terms employed but not defined in this Amendment shall have the meaning ascribed to them in the Lease.

14. GOVERNING DOCUMENT. Any conflict between the provisions of this Amendment and the provisions of the Lease shall be resolved by applying the provisions of this Amendment and ignoring any conflicting provisions of the Lease.

15.	RATIFICATION OF LEASE. Landlord and Tenant hereby ratify the Lease, as amended by this Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first above written.

TENANT:		LANDLORD:

INFINERA CORPORATION		SCM PROPERTIES, LLC
A Delaware corporation		A Delaware limited liability company

By:	/s/ Duston Williams	By:	/s/ Michael R. Uytengsu
Name:	Duston Williams	Name:	Michael R. Uytengsu
Title:	CFO	Title:	Managing Member

By:	/s/ Michael O. McCarthy
Name:	Michael O. McCarthy
Title:	VP & General Counsel

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